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                                                                    EXHIBIT 10.1
                       WACKENHUT CORRECTIONS CORPORATION
                               STOCK OPTION PLAN

1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to advance the interests of Wackenhut Corrections Corporation, a Florida corporation, and its affiliates and subsidiaries, if any (herein referred to collectively as the "Corporation") by achieving a greater commonality of interest among shareholders, and key employees, and consultants, by enhancing the Corporation's ability to retain and attract highly qualified key employees and consultants and by providing an additional incentive to such individuals to achieve the Corporation's long-term business plans and objectives. The Corporation believes these purposes will be achieved under the Plan by granting non- qualified stock options (hereinafter referred to as "Options").

2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Committee is hereby charged with the responsibility of carrying out the Board's powers under this Plan (the "Board"). The Committee shall have full and final authority with respect to the Plan to (i) interpret all provisions of the Plan consistent with law; (ii) designate the individuals to receive grants of Options; (iii) determine the frequency of Option grants; (iv) determine the number and type of Options to be granted to each key employee; (v) specify the number of shares subject to each Option and the price therefor; (vi) prescribe the form and terms of instruments evidencing any Option granted under this Plan; (vii) determine the timing and manner of Option exercise; (viii) make special awards when appropriate; (ix) adopt, amend and rescind general and special rules






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and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

No member of the Committee or the Board shall be liable for any action taken or determination made in good faith. The members of the Board shall be indemnified by the Corporation for any acts or omissions in connection with the Plan to the fullest extent permitted by law and the Corporation's Articles and Bylaws.

3. ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING OPTIONS. Participation in the Plan shall be determined by the Board and shall be limited to officers, consultants and employees of the Corporation who are qualified in the sole discretion of the Board to receive Options ("Participants"). The require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other Participant in any year. The Board may consider such factors as it deems pertinent in selecting Participants and in determining the amount of their respective awards, including, but not limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective Participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective Participant's other compensation. In making any determination as to the Participants to whom Options shall be granted and as to the number of shares to be subject thereto, the Board shall take into account, in each case, the level and responsibility of the Participant's position, the level of the Participant's performance, the Participant's level of compensation, the assessed potential of the Participant and such other factors as the Board in its sole discretion shall deem relevant to the accomplishment of the purposes of this Plan.





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4.      STOCK SUBJECT TO PLAN.  Subject to adjustments as provided in
Section 6(A) hereof, the stock to be offered under this Plan shall be set aside and reserved by the Corporation solely for the purposes of this Plan in such amounts and for such periods as the Board in its discretion determines from time to time. This number may be adjusted to reflect any change in the capitalization of the Corporation resulting from a stock dividend or a stock split or other adjustment contemplated by Section 6(A) of the Plan occurring after the adoption of this Plan. If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan. The Board will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

5.      OPTIONS.

        (A) Allotment of Shares. The Board may, in its sole discretion and subject to the provisions of this Plan, grant to Participants at such times as it deems appropriate Options to 2 purchase the shares reserved for Options under this Plan. Options may also be granted retroactively to the extent permitted by law. Options may be allotted to Participants in such amounts, subject to the limitations specified in this Section, as the Board, in its sole discretion, may from time to time determine.

        (B) Option Price. The price per share at which each Option granted under the Plan may be exercised shall be determined in the sole discretion of the Board.

        (C) Option Period. Each Option will be exercisable at such time and for such number of shares specified in the instrument granting the Option. An Option granted under the Plan shall terminate, and the right of the Participant (or the Participant's estate, personal representative or beneficiary) to purchase shares upon exercise of the Option shall expire, on the date determined





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by the Board at the time the Option is granted.  No Option, however, may have a life of more than ten (10) years after the date on which it is granted.

        (D)     Exercise of Options.

                (1) By a Participant During Continuous Period of Service. Unless otherwise set forth in the instrument granting the Option, an Option will be exercisable immediately after the date this Plan is approved by the Corporation's Board and shareholders during the lifetime of a Participant to whom an Option is granted, the Option may be exercised only by such individual, or his legal representative in certain situations, as hereinafter provided.

         A Participant who has been continuously in the service of the Corporation since the date of Option grant is eligible to exercise all Options granted up to the date specified by the Board for the termination of such Options. The Board will decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous service.

                (2) By a Former Officer, Consultant or Employee. A Participant granted an Option and whose service as an officer, consultant or employee with the Corporation terminates without cause, but not by his or her own volition, and for reasons other than retirement, permanent and total disability or death, must exercise the Options within ninety (90) days after such termination (but no later than the end of the fixed term of the Options). The Options may be exercised only for the number of shares for which they could have been exercised at the time such Participant's services terminated. Failure to exercise all Options within such time period will result in their forfeiture. If a Participant voluntarily elects to terminate his or her services with the Corporation, all rights to any Option granted under this Plan to such Participant shall immediately terminate and be forfeited.





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        (3)     In Case of Retirement. If a Participant holding Options retires
(in the sole discretion and judgment of the Board, or under the retirement policy for individuals in the same class as such Participant, as established by the Board from time to time), the Options must be exercised within ninety (90) days of such retirement (but no later than the end of the fixed term of the Options). If the Participant should become permanently and totally disabled or die within the aforementioned 90-day period following termination due to retirement then the provisions contained in Paragraphs 4 and 5 of this Section 5(D) shall thereafter apply. The Options may be exercised for the total number of shares subject to the Options.

        (4) In Case of Permanent and Total Disability. If a Participant holding Options terminates service with the Corporation because of permanent and total disability (as determined by the Board), the Options must be exercised within one (1) year of such termination (but no later than the fixed term of the Option). If the Participant should die within the aforementioned one (1) year period following termination, the provisions contained in the Paragraph 5 immediately following this Paragraph shall apply. The Options may be exercised for the total number of shares subject to the Options.

        (5) In Case of Death. If a Participant holding Options dies, the Options must be exercised by the personal representative of the Participant's estate (or trustee of his trust), or by any other person who acquired the right to exercise the Options by bequest or inheritance, within one (1) year after death (but no later than the fixed term of the Option). The Options may be exercised for the total number of shares subject to the Options.

        (6) In Case of Termination for Cause. If the services of the Participant are terminated by the Corporation for a cause defined in this Paragraph, unless a different definition is set forth in the Participant's employment agreement, if any, then all rights to any Option





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granted under this Plan to such Participant shall immediately terminate and be forfeited, including but not limited to the ability to exercise such Option. For purposes of this Paragraph, "cause" shall mean the following:


                (a)     Embezzlement, fraud orcriminal misconduct;

                (b)     Gross negligence;

                (c) willful or continuing disregard for the safety or soundness of the Corporation;

                (d) Willful or continuing violation of the published rules of the Corporation;

                (e) A request from a state or federal governmental agency having regulatory authority over the Corporation that the services of the Participant be terminated.

         The determination of the Board as to whether "cause" exists in the case of any Participant shall be final and binding.

                (7) Termination of Options. An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan it is forfeited or lapses, or if the instrument under which the Option was granted provides it can no longer be exercised for the shares subject to the Option.

        (E) Method of Exercise. Each Option granted under this Plan shall be deemed exercised when the Participant shall indicate the decision to do so in writing delivered to the Corporation. The Participant shall, at the same time, tender to the Corporation payment in full in cash for the shares for which the Option is exercised and shall comply with such other reasonable requirements as the Board may establish.





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        No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

        An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

6. OTHER PROVISIONS.

(A) Adjustments Upon Changes in Capitalization. In the event of any change in the shares subject to the Plan or to any Option granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination, exchange of shares, or any other change in the corporate structure of the Corporation, the aggregate number of shares as to which Options may thereafter be granted under the Plan, the number of shares subject to each outstanding Option, and the Option price with respect to the shares, shall be appropriately adjusted by the Board and such adjustment shall be final and binding.

        (B) Change of Control. In the event the Board requires Participants to hold Options for a specified period of time prior to exercise and the Corporation experiences a change of control in ownership, the non-vested Options shall vest immediately prior to such event. For purposes of the Plan, a "change of control in ownership" is defined as liquidation or dissolution of the Corporation, sale of substantially all of the assets of the Corporation, or a merger, consolidation or combination in which the Corporation is not the survivor or where a Fifty percent (50%) or greater change in the ownership of the Corporation's outstanding shares occurs.





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        (C)     Non-Transferability.  No Option granted to a Participant under this Plan shall be transferable other than by will, trust agreement or the laws of descent and distribution. The Board may also restrict the transfer of any shares acquired pursuant to the Option, on such terms and conditions as it establishes on a case-to-case basis.

                (D) Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no shares will be delivered under this Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with withholding tax requirements and with the rules of all domestic stock exchanges on which the Corporation's shares may be listed. Any certificate issued to evidence shares for which an Option is exercised may bear legends and statements the Board shall deem advisable to assure compliance with Federal and state laws and regulations. No Option shall be exercisable and no shares will be delivered under this Plan until the Corporation has obtained any required consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Board may deem advisable.

        In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board may require reasonable evidence as to the ownership of and right to exercise the Option, and may require consents and releases of taxing authorities that it may deem advisable.

        (E) No Right to Employment. Neither the adoption of the Plan or its operation, nor any instrument granting an Option or any other document describing or referring to the Plan, or any part thereof, shall confer upon any Participant under this Plan any right to continue in the service of the Corporation, or shall in any way affect the right and power of the Corporation to terminate the services of any Participant under this Plan at any time with or without assigning a





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reason therefor, to the same extent as the Corporation might have done if this
Plan had not been adopted.

        (F) Amendment and Termination. The Board may, at any time, suspend, amend or terminate this Plan. Except for adjustments made in accordance with
Section 6(A), the Board may not, without the consent of the holder of the Option, alter or impair any Option previously granted under the Plan. No Option may be granted during any suspension of the Plan or after such termination.

        (G) Other Provisions. The instruments granting Options under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable.

        (H) Indemnification of the Board. The members of the Board shall be indemnified by the Corporation against claims, judgments, awards, settlements and reasonable expenses (including reasonable attorneys fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, to the fullest extent they would be entitled to indemnification in any other proceeding involving the services, remuneration or other employment terms relating to a Participant, and subject to the same limitations set forth in the Corporation's Articles and Bylaws and applicable law.

        (I) Effective Date of the Plan. This Plan shall be effective MAY 6, 1994. No Option may be exercised until after the Plan has been approved by the Board.

        (J) Duration of the Plan. Unless previously terminated by the Board, this Plan shall terminate at the close of business on MAY 5, 2004, and no Option shall be granted under it





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thereafter, but such termination shall not affect the validity of any Option theretofore granted if the instrument granting the same permits exercise of the Option for a period extending beyond termination.

        (K) Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Florida. This Plan is intended to be an incentive or deferred compensation plan for a select group of management and any exemptions applicable to such a plan under the Employee
Retirement Income Security Act, the Code, and   applicable regulations
thereunder, shall apply to this Plan.

         This Plan was duly adopted by the Board on MAY 6, 1994.

                                       WACKENHUT CORRECTIONS CORPORATION


                                   BY: /S/ TIMOTHY P. COLE
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                                       NAME: TIMOTHY P. COLE
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                                  ITS: CHAIRMAN
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